EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We have issued our report dated May 15, 2014, with respect to the statement of condition including the related portfolio of Quality Municipals Income Trust, 79th Limited Maturity Series (included in Invesco Unit Trusts, Municipal Series 1197) as of May 15, 2014, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-193292) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP



New York, New York
May 15, 2014